UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                     FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              SLS INTERNATIONAL, INC.
              ------------------------------------------------------
              (Exact name of registrant as specified in its charter)

          DELAWARE                          3651                  52-2258371
------------------------------- ---------------------------- -------------------
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

         3119 SOUTH SCENIC, SPRINGFIELD, MISSOURI 65807  (417)883-4549
         -------------------------------------------------------------
         (Address and telephone number of principal executive offices)

   JOHN M. GOTT, 3119 SOUTH SCENIC, SPRINGFIELD MISSOURI 65807  (417)883-4549
   --------------------------------------------------------------------------
          (Name, address, and telephone number of agent for service)

ALFRED V. GRECO, PLLC, 666 FIFTH AVE, STE 1401, NEW YORK, NY 10103 (212)246-6550
--------------------------------------------------------------------------------
     (Name, address, and telephone number for copies of all communications)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [X]








                         CALCULATION OF REGISTRATION FEE

                                                     PROPOSED
                                      PROPOSED        MAXIMUM
   TITLE OF EACH        DOLLAR         MAXIMUM       AGGREGATE     AMOUNT OF
CLASS OF SECURITIES  AMOUNT TO BE   OFFERING PRICE    OFFERING    REGISTRATION
 TO BE REGISTERED    REGISTERED(1)   PER UNIT(1)      PRICE(1)       FEE(1)
-------------------  -------------  --------------  ------------  ------------
   Common Stock,
 $.001 par value     $  1,000,000       $  .25      $ 1,000,000        ------

   Warrants                -----          ----           -----         ------

   Common Stock,	   $  2,000,000       $  .50      $ 2,000,000   $    528.00
 $.001 par value(2)

   Common Stock,	   $ 12,000,000       $ 3.00      $12,000,000   $  3,168.00
 $.001 par value(3)                                               ------------
                                                         Total    $  3,960.00
                                                                  ============
----------
   (1)  Estimated solely for the purpose of determining the amount of the registration fee.

   (2) Registration of 4,000,000 shares reserved for issuance and underlying the A Warrants each of which is sold with the Common Stock and B Warrant as part of each Unit, and which A Warrant is exercisable at a price of $.50 per share.

   (3) Registration of 4,000,000 shares reserved for issuance and underlying the B Warrants each of which is sold with the Common Stock and A Warrant to form the Unit, and which B Warrant is exercisable at a price of $3.00 per share.

                               ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

    -----------------------------------------------------------------------

CROSS REFERENCE SHEET
(Showing Location In Prospectus of Information Required by Items of Form SB-2)


PART I.     INFORMATION REQUIRED IN PROSPECTUS
----------------------------------------------

Item No.    Required Item                             Location or Caption
--------    ----------------------------------        --------------------------

   1.       Front of Registration Statement           Front of Registration
              and Outside Front Cover of              Statement and outside
              Prospectus                              front cover of Prospectus

   2.       Inside Front and Outside Back             Inside Front Cover Page
              Cover Pages of Prospectus               of Prospectus and Outside
              Front cover Page of
              Prospectus

   3.       Summary Information and Risk              Prospectus Summary;
              Factors                                 Risk Factors

   4.       Use of Proceeds                           Use of Proceeds

   5.       Determination of Offering                 Prospectus Summary -
              Price                                   Determination of
                                                      Offering Price; Risk
                                                      Factors

   6.       Dilution                                  Dilution

   7.       Selling Security Holders                  Not Applicable

   8.       Plan of Distribution                      Plan of Distribution

   9.       Legal Proceedings                         Litigation

  10.       Directors, Executive Officers,            Management
            Promoters and Control Persons

  11.       Security Ownership of Certain             Principal Shareholders
              Beneficial Owners and Management

  12.       Description of Securities                 Description of Securities

  13.       Interest of Named Experts                 Legal Opinions; Experts

  14.       Disclosure of Commission Position         Statement as to
              on Indemnification                      Indemnification

  15.       Organization Within Last                  Management; Certain
              Five Years                              Transactions

  16.       Description of Business                   Business -
                                                      Background

  17.       Management's Discussion and               Business -
              Analysis or Plan of                     Plan of Operation
              Operation

  18.       Description of Property                   Business -
                                                      Property

  19.       Certain Relationships and Related         Certain Transactions
              Transactions                            With Management and
                                                      Others

  20.       Market for Common Stock and               Prospectus Summary;
              Related Stockholder Matters             Market for the Company's
                                                      Common Stock

  21.       Executive Compensation                    Executive Compensation

  22.       Financial Statements                      Financial Statements

  23.       Changes in and Disagreements              Not Applicable
              with Accountants on Accounting
              and Financial Disclosure

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                      Subject to change dated August 11, 2000


                                   PROSPECTUS
                                   ----------

                             SLS INTERNATIONAL, INC.
                            (A Delaware Corporation)
               OFFERING OF 4,000,000 UNITS, EACH UNIT CONSISTING OF
                   ONE SHARE OF COMMON STOCK AND TWO WARRANTS
                          AT A PRICE OF $.25 PER UNIT
                      MINIMUM PURCHASE: 1,000 UNITS ($250)

This prospectus relates to an offering by SLS International, Inc. (the "Company") of 4,000,000 Units, each of which consists of one share of Common Stock and two Warrants ("A and B Warrants") each Warrant to purchase one share of Common Stock. The Units are being offered at a Unit Price of $.25 per Unit (the "Units"). The Company shall have the option to call (redeem) the Warrants subject to the average closing bid price for the Company's common stock for a consecutive 10-day period immediately preceding the call being at least equal to or greater than the exercise price for each warrant. The A and B Warrants are callable by the Company on 30-days notice at a price of $.001 per Warrant. The A and B Warrants are detachable from the common stock but shall not be separable from each other unless and until the A Warrant is exercised. The A Warrant shall have a 6 month term and shall be immediately exercisable at a price of $.50 per share. The B Warrant shall have a term of 2-years and shall be exercisable only after exercise of the A Warrant upon separation from the A Warrant, at a price of $3.00 per share. The Company is offering the Units on a "best efforts all or none basis" whereby if all of the Units offered are not sold during the offering period, then all funds received in connection with the offering, shall be returned to investors, without interest or deduction of any kind. Until the offering is completed, all funds shall be placed in escrow with the Metropolitan Bank, Springfield, MO as escrow agent ("Escrow Agent"), to be paid over to the Company upon completion of the offering. If the offering is not completed during the offering period, as the same may be extended for a period of 30 days, the Escrow Agent shall return all funds to the investors free of deductions and without interest. Prior to this offering, there has been no public market for the Company's Warrants or common stock and we cannot assure investors that a market will develop.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Accordingly, future ability to freely sell the shares or Warrants in the marketplace cannot be assured. The Company has determined the initial offering price of the Units and exercise price of the Warrants arbitrarily and such prices per Unit and share bears no relationship whatsoever to the value of the Company's assets, earnings, book value or any other criteria.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THE PURCHASE THEREOF SHOULD ONLY BE CONSIDERED BY THOSE PERSONS WHO CAN AFFORD A LOSS OF THEIR ENTIRE INVESTMENT.

                           Offering Price                       Proceeds to
                             to Public       Commissions(1)    Company(2)(3)
 ----------------------    --------------    --------------    -------------
 Per Unit..............     $        .25      $___________      $       .25
 Total.................     $  1,000,000      $___________      $ 1,000,000
 ----------------------    --------------    --------------    -------------

 (1) The Units are to be sold by officers and directors for which services the officers and directors shall receive no fee, commission or compensation of any kind.

 (2) Before deduction of additional estimated expenses of $100,000 payable by the Company in connection with the offering. (See "Use of Proceeds")

 (3) All proceeds of the Offering shall be placed in Escrow until all of $1,000,000 in offering proceeds is paid into escrow. The funds shall be deposited in the Metropolitan Bank, P.O. Box 3840, Springfield, Missouri, which shall act as Escrow Agent until the Offering is completed. Upon completion of the Offering, all funds received shall be paid to the Company. This offering shall terminate on ______, 2000, unless extended by the Company an additional 30 days to _______, 2000 ("Termination Date"). If the Offering is not completed by the Termination Date, then, the Escrow Agent shall refund all of the proceeds held in Escrow to investors without interest or deduction of any kind. (See "Plan of Distribution")

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
PROSPECTUS SUMMARY ......................................................     1
   The Company...........................................................     1
   The Offering..........................................................     1
   Use of Proceeds.......................................................     2
   Risk Factors..........................................................     2
   Escrow Agent and Escrow Account.......................................     2
   Registrar and Transfer Agent..........................................     2
   Proposed NASD Bulletin Board Market Symbol............................     3
   Outstanding Shares....................................................     3
   Summary Consolidated Financial Data...................................     3
   Prospectus Delivery Obligation........................................     4

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS............................................................    5

    Results of Operations................................................    5
        Three months ended March 31, 2000 compared to March 31, 1999.....    5
        December 31, 1999 compared to December 31, 1998..................    5
        Liquidity and Capital Resources..................................    6
        Uncertainties....................................................    6

RISK FACTORS.............................................................    6

    Risks related to our Business........................................    6
    Risks related to the Offering........................................    13

FORWARD-LOOKING STATEMENTS...............................................    16

DILUTION.................................................................    16

USE OF PROCEEDS..........................................................    17

DIVIDEND POLICY..........................................................    18

BUSINESS.................................................................    18

    Background...........................................................    18
    The Technology.......................................................    18
    The Products.........................................................    19
    Future Products......................................................    20
    Manufacturing........................................................    20
    Sales and Marketing..................................................    20
    Competition - No Patented Technology.................................    21
    Employees............................................................    21
    Business Strategy....................................................    21
    Property.............................................................    22

MANAGEMENT...............................................................    23

STATEMENT AS TO INDEMNIFICATION..........................................    23

EXECUTIVE COMPENSATION...................................................    24

PRINCIPAL SHAREHOLDERS...................................................    24

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS..........................    25

LITIGATION...............................................................    25

PLAN OF DISTRIBUTION.....................................................    26

DESCRIPTION OF SECURITIES................................................    26

    Units................................................................    26
    Common Stock.........................................................    26
    Warrants.............................................................    27

STOCK OPTION PLAN........................................................    27

    The Plan.............................................................    28

LEGAL MATTERS............................................................    29

EXPERTS..................................................................    29

FURTHER INFORMATION......................................................    29

                              PROSPECTUS SUMMARY
                              ------------------

                            SLS INTERNATIONAL, INC.

This summary highlights selected information contained elsewhere in this prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus including "Risk Factors" and the consolidated financial statements before making an investment decision.

THE COMPANY
-----------

The Company is a loudspeaker company which, through its predecessor, has been engaged in the manufacturing and installation of sound systems for various customers. The Company evolved from a retail professional musical instrument and equipment store over twenty-five years ago and progressed into various markets within the professional sound reinforcement and commercial lighting industries. The Company's design specialists engage in the manufacturing and installation of theatrical and professional sound reinforcement systems and related products. Through the years, the Company (through its predecessor) has developed an array of product lines to meet the needs of various professional sound users.

The Company's executive offices are located at 3119 South Scenic, Springfield, Missouri, 65807, telephone number (417) 883-4549.

THE OFFERING
------------

The Company is offering 4,000,000 Units for sale hereby, on a "best-efforts, all or none" basis. The Company is offering the Units for sale commencing the date of the prospectus until __, 2000 (unless extended to ___, 2000 which date shall be the "Termination Date"). Each Unit consists of one share of common stock and two Warrants (A Warrants and B Warrants) each to purchase one share of Common Stock. The Units are offered at a price of $.25 per Unit. The A Warrant is attached to the B Warrant but both are detachable from the Common Stock. The A Warrant is exercisable immediately and during a 6-month term at a price of $.50 per share. The B warrant cannot be detached from the A Warrant nor can it be exercised unless the A Warrant is theretofore exercised. The B Warrant has a 2-year term and is exercisable at $3 per share provided the A Warrant is exercised during its term. If the A Unit is not exercised during its term, the A Warrant and B Warrant shall become worthless and void. If the Units offered are not sold during the offering period (as the same may be extended), then all the funds received in connection with the offering shall be returned to investors without interest or deduction of any kind. Until the offering has been completed, all subscription proceeds shall be placed in escrow with Metropolitan Bank, Springfield, MO as Escrow Agent, to be paid over to the Company upon completion of the offering. All Units offered must be sold if any are to be sold.

If the offering is completed, there can be no assurance that the maximum offering will be completed. (See "Plan of Distribution")

USE OF PROCEEDS
---------------

The gross proceeds of the offering will be $1,000,000 if the offering is completed. After deducting estimated fees and expenses associated with the offering of $100,000 the Company will receive net proceeds of approximately $900,000. The net proceeds realized from the offering will be utilized for inventory, marketing and promotion, product research and development and working capital. See "Use of Proceeds".

RISK FACTORS
------------

An investment in the shares is highly speculative and involves numerous risks. Such risks include lack of sufficient working capital, a net working capital deficit, lack of profitable operations in 1998 and 1999 due to a shift in operating from direct retail sales and installations to manufacturing and product development, need for additional financing, losses sustained to date, competition, dependence upon third parties and certain relationships. Accordingly, prospective investors should carefully review the risk factor section of the prospectus (See "Risk Factors").

ESCROW AGENT AND ESCROW ACCOUNT
-------------------------------

Metropolitan Bank is acting as the Escrow Agent for the offering (the "Escrow Agent"). All proceeds of the offering will be deposited in a non-interest bearing account at the Escrow Agent's branch office located at P.O. Box 3840 Springfield, Missouri. Until the offering is completed, all proceeds will be held in escrow (the "Escrow") and will not be available for use by the Company. Upon the completion of the sale of 4,000,000 Units (the "Offering") the proceeds will be released from Escrow to the Company and the Company will deliver the Units purchased to subscribers.

The Escrow will be held until the earlier of ________, 2000 or until all of the Offering proceeds are received. However, the Company, in its complete discretion, may extend the offering for an additional thirty (30) days regardless of whether the Offering is completed by said date, which latter date shall be the "Termination Date". If the Offering of $1,000,000 is not completed and all Units are not sold by the Termination Date, then all subscriptions will be returned to subscribers without interest or deduction.

REGISTRAR AND TRANSFER AGENT
----------------------------

The Company has appointed Standard Registrar & Transfer of Salt Lake City, Utah, as its transfer agent and Warrant agent with respect to its shares of common stock and the A and B Warrants.

Prior to this offering, there has been no public market for the common stock or any warrants of the Company. There can be no assurance that any such trading market in these securities will develop thereafter. The Company is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and is not presently required to file annual or quarterly reports with the Securities and Exchange Commission.

PROPOSED NASD BULLETIN BOARD MARKET SYMBOL
------------------------------------------

The Company has proposed that its trading symbol be "SLSI" but no assurance can be given at this time as to the symbol it may ultimately be allocated by the National Association of Securities Dealers ("NASD") Bulletin Board.

OUTSTANDING SHARES
------------------

The number of shares of common stock to be outstanding upon completion of this offering is based upon the number of shares outstanding as of ______, 2000. Without considering or taking into account the Warrants which form part of the Units, if the Offering is completed, there will be ____ shares outstanding. The foregoing number of outstanding shares will increase to the extent the A or B Warrants are exercised.

SUMMARY CONSOLIDATED FINANCIAL DATA
-----------------------------------

                                          BALANCE SHEET

                      March 31, 2000    December 31, 1999    December 31, 1998
                      --------------    -----------------    -----------------
Current Assets        $     196,159     $        269,481     $        194,954
Net Fixed Assets      $      40,994     $         41,190     $         55,199
   Total Assets       $     237,153     $        310,671     $        250,153
Current Liabilities   $     390,054     $        403,607     $        240,709
Total Shareholders
  Equity              $     191,833     $        132,267     $         51,880
                           (Deficit)            (Deficit)            (Deficit)


                                       STATEMENT OF OPERATIONS

                        March 31, 2000    December 31, 1999    December 31, 1998
                        --------------    -----------------    -----------------
Revenues                $      51,576     $        484,187     $     1,039, 027
Gross Profit            $      15,484     $        183,509     $        424,709
Loss from Operations    $    (135,680)    $       (285,561)    $       (199,415)
Other Income (Expense)  $       1,114     $         40,264     $         (8,308)
Loss before income tax  $    (134,566)    $       (245,387)    $       (207,723)
Benefit from income tax $         ---     $            ---     $        (14,797)
Net Loss                $    (134,566)    $       (245,387)    $       (192,926)

We have a two-year history of losses and may not be profitable in the future. We have experienced operating losses since 1998 in our operations (after our change in operating strategy in 1998), and as of March 31, 2000 have an accumulated deficit of approximately $191,833. We expect to incur further operating losses in fiscal 2000. If we do not achieve continued revenue growth sufficient to absorb our recent and planned expenditures, we could experience additional losses in future periods. These losses or fluctuations that are operating results could cause the market value of our stock to decline.

We anticipate that in the future, we will make significant investments in marketing, product development and capital equipment.

We began developing our speaker line utilizing ribbon driver technology during 1994 and in the fourth quarter of 1998, we changed our overall strategy to pursue the application of ribbon driver technology as our primary focus. Prior to changing our business strategy, we installed sound systems for various customers and rented lighting and sound equipment. Our new business focus and strategy is to concentrate solely on manufacturing a line of ribbon driver speakers which will necessarily involve the establishment of the nationwide dealer-network distribution. This new business may not be successful, and we cannot be sure that our business model and future operating performance will bring about the results that we are seeking. Our operating results for the future periods are subject to all of the risks and uncertainties which are inherent in the establishment of new business enterprises. Our future operating results will depend upon, among other things: market acceptance of our ribbon driver technology; our success in establishing and expanding the distribution network nationwide and internationally; our success in establishing Ribbon Driver products as a retail product line; our success in attracting a retaining strategic partner; our success in attracting and retaining motivated and qualified personnel, particularly in the technical areas; and our development in the marketing of new products and ribbon driver technology applications.

PROSPECTUS DELIVERY OBLIGATION
------------------------------

Until _____, 2000 all dealers that affect transactions in the securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                          AND RESULTS OF OPERATIONS
           -----------------------------------------------------------

RESULTS OF OPERATIONS
---------------------

     THREE MONTHS ENDED MARCH 31, 2000 COMPARED TO MARCH 31, 1999

     For the three-month interim periods ended March 31, decrease in revenue in 2000 from 1999 resulted from the reorganization of operations and the concentration by management and employees on building a network of distributors and sales representatives for wholesale sales rather than the actual self installation of Company products. Management is concentrating its efforts to begin production of speakers to be sold via that network.

Increase in the administrative costs resulted from trade show and convention presentations to prospective dealers.

     DECEMBER 31, 1999 COMPARED TO DECEMBER 31, 1998

     The Company's revenues for 1999 decreased by 53 percent from 1998 as a result of the Company completing only the installation for speaker systems that had been preordered. Beginning in 1999, the Company discontinued seeking to increase the sales which require installation of their systems and began establishing relationships with dealers that would sell and install the speaker systems developed by the Company.

The cost of sales decreased in 1999 by 51 percent from 1998 resulting from lower sales volumes. The gross profit margin (difference between sales revenue and cost of sales) decreased by 3 percent because of the decline in installations, which margins are generally higher than product margins.

General and administrative expense decreased by 25% in 1999 from 1998 resulting from the company reducing overhead costs due to its change in operations. The major categories of overhead that were reduced were advertising, salaries and travel and conventions.

Interest expense increased by 17 percent in 1999 from 1998 resulting from more loans. The Company sold its Holiday Division resulting in a gain of $48,230 which was included in other income. The division had few sales in 1998 and the Company believes the resources required in management time and overhead costs would be better utilized in the speaker business.

There were no income tax benefits in 1999 compared to 1998 when the Company utilized a loss carryback for a refund of previously paid income tax.

     LIQUIDITY AND CAPITAL RESOURCES

     The Company's current liabilities exceeded its current assets by $134,126 at December 31, 1999. This is a consequence of the Company realigning itself in the wholesale business rather than as an installer/contractor as well as deleting assets from its rental department. The Company's business expansion into the wholesale speaker market has required significant capital resources which have been funded through the private sale and issuance of capital stock and notes payable. Such private funding through capital investment is expected to continue in the foreseeable future. Much of the capital required is expected to be met with the proceeds from the Company's anticipated public offering of common stock.

The Company's borrowing relationship with lenders is satisfactory, however, the Company anticipates using some proceeds from this public offering of its common stock to repay creditors.

     UNCERTAINTIES

     There is intense competition in the speaker business with other companies that are much larger and national in scope and have greater financial resources than the Company. At present, the Company requires additional capital to continue its growth in the wholesale speaker market. Based on the high ratings by sound professionals previously given to the Company's products, management believes its new speakers will be successful due to the superior technology and the reception at recent conventions. However, there are no assurances that this will occur.


                                   RISK FACTORS
                                   ------------

This offering involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest in shares of our common stock. Any of the following risks could cause the trading price of our common stock to decline.

RISKS RELATED TO OUR BUSINESS
-----------------------------

WE HAVE A TWO YEAR HISTORY OF LOSSES AND MAY NOT BE PROFITABLE IN THE FUTURE.

We have experienced significant operating losses since investing in the development of ribbon driver technology in 1998 and, as of March 31, 2000, have an accumulated deficit of approximately $191,833. We expect to continue to incur operating losses in fiscal 2000. If we do not achieve continued revenue growth sufficient to absorb our recent and planned expenditures, we could experience additional losses in future periods. These losses or fluctuations in our operating results could cause the market value of our common stock to decline.

We anticipate that in the future we will make significant investments in our operations, particularly to support technological developments and sales activities and, that as a result, operating expenses are expected to continue to increase. We intend to make such investments on an ongoing basis, primarily from cash generated from operations and, to the extent necessary, funds available from this offering, as we develop and introduce new products and expand into new markets such as international, direct and OEM markets. If net sales do not increase with capital or other investments, we are likely to continue to incur net losses and our financial condition could be materially adversely affected. Since 1998 we have not been profitable due to the shift in operating focus, and there can be no assurance that we will achieve or sustain profitability on a quarterly or annual basis. Our new business may not be successful.

As of March 31, 2000, the Company had current assets (cash and assets readily capable of liquidating into cash) of $196,159 and current liabilities (amount presently owing and amounts payable from existing debt within the current year) of $390,054 resulting in a working capital deficit of $193,895. If the offering is not promptly completed, if the Company does not otherwise obtain funds from independent sources and continues operating as strictly a manufacturing Company, the Company's viability as a business may cease.

OUR FUTURE SUCCESS IS UNCERTAIN BECAUSE RIBBON DRIVER TECHNOLOGY IS NEW TO OUR BUSINESS.

We began developing the Ribbon Driver base loudspeaker systems during 1994 and in 1998, we changed our overall strategy to pursue the application of the Ribbon Driver technology as our primary focus. Prior to changing our business strategy, we marketed and installed sound systems for various customers and marketed and rented lighting equipment. Our new business focus and the strategic manufacturing of lines of Ribbon Driver speakers will involve establishment of a nationwide dealer network for distribution. In addition, because we have only recently begun to focus our business on the development and application of the Ribbon Driver technology, we cannot be sure that our business plan and future operating performance will yield the results that we seek. Our operating results for future periods are subject to all of the risks and uncertainties inherent in the establishment of new business enterprises. Our future operating results will depend upon, among other factors:

     -  market acceptance of our Ribbon Driver technology and products;

     - the level of product technology and price competition for our Ribbon Driver products;

     -  our success in establishing and expanding our distribution channels;

     - our success in establishing Ribbon Driver products as a retail product line;

     -  our success in attracting and retaining strategic partners;

     - our success in attracting and retaining motivated and qualified personnel, particularly in the technical area; and

     - our development and marketing of new products and Ribbon Driver technology applications.

WE MAY NOT ACHIEVE ANTICIPATED REVENUES IF MARKET ACCEPTANCE OF OUR RIBBON DRIVER TECHNOLOGY IS NOT FORTHCOMING.

We believe that revenues from our ribbon driver product line will account for a material portion of our revenues for the foreseeable future. Our future financial performance will depend on market acceptance of our Ribbon Driver technology and products. The market for distortion free sound systems is characterized by ongoing technological developments, frequent new product announcements and introductions, evolving industry standards and changing customer requirements. As a result, if our Ribbon Driver technology and product line do not achieve widespread market acceptance, we may not achieve anticipated revenues.

Our future financial performance also depends in large part on the existence and continued growth of market demand for the Ribbon Driver loudspeaker products. There can be no assurance that the market or demand for Ribbon Driver loudspeaker products, if any, will develop and continue to grow. Any failure of this market to develop or grow or our failure to satisfy market needs could have a material adverse effect on us. In addition, demand for our products is primarily driven by the underlying market demand for distortion free loudspeakers, and should this demand diminish, we may not achieve anticipated revenues.

OUR OPERATING RESULTS ARE SUBJECT TO SIGNIFICANT FLUCTUATIONS, AND AN UNANTICIPATED DECLINE IN REVENUES MAY CAUSE OUR STOCK PRICE TO FALL.

It is likely that in some future quarter or quarters our operating results will be below the expectations of securities analysts and investors. If a shortfall in revenues occurs, the market price for our common stock may decline significantly. The factors that may cause our quarterly operating results to fall short of expectations include:

     - our ability to develop and market our new Ribbon Driver loudspeaker products in a timely manner;

     - the timing of our, and our competitors, new product or technology introductions and product enhancements;

     - market acceptance of our Ribbon Driver loudspeaker products and technology;

     -  the size and timing of customer orders;

     - difficulties with new Ribbon Driver production implementation or supply chain;

     -  seasonality of sales;

     - product defects and other product quality problems due to the recent development of our Ribbon Driver technology;

     - our ability to attract and retain strategic partners to continue the advances necessary for Ribbon Driver technology;

     - the degree and rate of growth of the markets in which we compete and the accompanying demand for our loudspeaker products;

     - our ability to expand our marketing forces and build the required infrastructure to meet anticipated growth; and

     -  our suppliers' ability to perform under their contracts with us.

Many of these factors are beyond our control. For these reasons, you should not rely on period-to-period comparisons of our financial results to forecast our future performance.

WE MAY NOT BE ABLE TO ADEQUATELY MANAGE OUR ANTICIPATED GROWTH, WHICH COULD IMPAIR OUR EFFICIENCY AND NEGATIVELY IMPACT OUR OPERATIONS.

We may not be able to manage our growth effectively, which could impair our efficiency, reduce the quality of our solutions, impair further growth and harm our business, financial condition and operating results. If we do not effectively manage this growth, we may not be able to operate efficiently or maintain the quality of our products. Either outcome could harm our operating results. This new strategy is expensive and places a significant strain on our personnel and other resources. To manage our anticipated expanded operations effectively, we will need to further improve our operational, financial and management systems and successfully hire, train, motivate and manage our employees.

OUR FAILURE TO RESPOND TO RAPID TECHNOLOGICAL CHANGES MAY IMPAIR OUR OPERATING RESULTS.

The market for the Ribbon Driver product line is new and emerging, and is characterized by rapid technological advances, changing customer needs and evolving industry standards. Accordingly, to realize our expectations regarding our operating results, we depend on our ability to:

     - develop, in a timely manner, new products and services that keep pace with developments in technology;

     -  meet evolving customer requirements; and

     - enhance our current product and service offerings and deliver those products and services through appropriate distribution channels.

We may not be successful in developing and marketing, on a timely and cost-effective basis, either enhancements to our Ribbon Driver technology products or new products which respond to technological advances and satisfy increasingly sophisticated customer needs. If we fail to introduce new products, our operating results may suffer. In addition, if new industry standards emerge that we do not anticipate or adapt to, our products could be rendered obsolete and our business could be materially harmed. Alternatively, any delay in the development of technology upon which our products are based could result in our inability to introduce new products as planned. The success and marketability of technology developed by others is beyond our control.

DEPENDENCE UPON DISTRIBUTORS WITHOUT AN IN-HOUSE SALES FORCE CAN CAUSE ADVERSE OPERATING RESULTS.

Because our expenses are based on our revenue forecasts, a substantial reduction or delay in sales of our products to, or unexpected returns from distributors, or the loss of any significant customer could harm our business. Although our largest customers may vary from period-to-period and we expect to diversify our customers in the future, our operating results for any given period may continue to fluctuate.

There can be no assurance that our distributors will continue their current relationships with us or that they will not give higher priority to the sale of other products, which could include products of our competitors. In addition, effective distributors must devote significant technical, marketing and sales resources to an often lengthy sales cycle. There can be no assurance that our current and future distributors will devote sufficient resources to market our products effectively or that economic or industry conditions will not adversely affect such distributors. A reduction in sales efforts or a discontinuance of distribution of our products by our distributors could lead to reduced sales. In addition, because we intend to sell a significant portion of our products through distributors, it is difficult for us to monitor end user demand for our products on a current basis. For example, third-party distributors may place large initial orders which may not be indicative of long-term end user demand.

Our operating results could also be materially adversely affected by changes in distributors' inventory strategies, which could occur rapidly and, in many cases, may not be related to end user demand. New products may require different marketing, sales and distribution strategies than those for our current products. There can be no assurance that our distributors will choose or be able to effectively market these new products or to continue to market our products.

OUR SUCCESS DEPENDS IN PART UPON SALES TO DISTRIBUTORS, WHOSE UNPREDICTABLE DEMANDS AND REQUIREMENTS MAY SUBJECT US TO POTENTIAL ADVERSE REVENUE FLUCTUATIONS.

Demand for our products is subject to many risks beyond our control, including, among others:

     -  competition faced by our distributors in their particular end markets;

     - market acceptance of the Ribbon Driver technology and products by our OEM customers;

     - technical challenges which may or may not be related to the components supplied by us;

     - the technical, sales and marketing and management capabilities of our distributors' customers; and

     -  the financial and other resources of our distributors.

INTENSE COMPETITION IN THE MARKET UTILIZING COMPRESSION DRIVER PRODUCTS COULD PREVENT US FROM INCREASING REVENUE AND SUSTAINING PROFITABILITY.

Although the market for our Ribbon Driver loudspeaker products is relatively new and emerging and we presently have few, if any, direct competitors, we expect that the markets for our products will become increasingly competitive. The market for sound enhancement products in general is intensely competitive and sensitive to new product introductions or enhancements and marketing efforts by industry participants. We expect to experience increasing levels of competition in the future. The principal competitive factors affecting the markets for our product offerings include, corporate and product reputation, innovation with frequent product enhancement, breadth of integrated product line, product design, functionality and features, product quality and performance, ease-of-use, support and price.

Although we believe that our products compete favorably with respect to such factors, there can be no assurance that we can maintain our competitive position against current or potential competitors, especially those with greater financial, marketing, service, support, technical or other competitive resources.

We currently compete primarily with the internal design efforts of larger and more established companies that have larger technical staffs, more established and larger marketing and sales organizations and significantly greater financial resources than we do. There can be, however, no assurance that such competitors will not be able to respond more quickly to new or emerging technologies and changes in customer requirements, devote greater resources to the development, sale and promotion of their products than we do or develop products that are superior to our products or that achieve greater market acceptance.

Our future success will depend, in part, upon our ability to increase sales in our targeted markets. There can be no assurance that we will be able to compete successfully with our competitors or that the competitive pressures we face will not have a material adverse effect on us. Our future success will depend in large part upon our ability to increase our share of our target market and to sell additional products and product enhancements to existing customers. Future competition may result in price reductions, reduced margins or decreased sales. See "Business -- Competition."

IF WE ARE UNABLE TO HIRE ADDITIONAL QUALIFIED PERSONNEL AS NECESSARY OR IF WE LOSE KEY PERSONNEL, WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE OUR BUSINESS OR ACHIEVE OUR OBJECTIVES.

We believe our future success will depend in large part upon our ability to identify, attract and retain highly skilled managerial, engineering, sales and marketing, finance and operations personnel. Competition for such personnel in the sound enhancement industry is relatively intense, and we compete for such personnel against numerous companies, including larger, more established companies with significantly greater financial resources than us. There can be no assurance we will be successful in identifying, attracting and retaining such personnel.

Our success also depends to a significant degree upon the continued contributions of our key management, engineering, sales and marketing, finance and manufacturing personnel, many of whom would be difficult to replace. In particular, we believe that our future success depends on John Gott, Chief Executive Officer, Richard L. Norton, Executive Vice President, and Tom Harrison, Engineer. We presently do not maintain key person life insurance on any of our executive officers. We presently do not have employment contracts covering any of our senior management. The loss of the services of any of our key personnel, the inability to identify, attract or retain qualified personnel in the future or delays in hiring required personnel could make it difficult for us to manage our business and meet key objectives, such as timely product introductions.

The laws of some foreign countries do not protect or enforce proprietary rights to the same extent as do the laws of the United States. There can be no assurance that our competitors will not independently develop technology similar to existing proprietary rights of others. We expect that sound enhancement products may be subject to infringement claims as the number of products and competitors in our industry segment grows and the functionality of products in different industry segments overlaps. There can be no assurance that third parties will not assert infringement claims against us in the future or, if infringement claims are asserted, that such claims will be resolved in our favor. Any such claims, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms favorable to us, if at all. In addition, litigation may be necessary in the future to protect our trade secrets or other intellectual property rights, or to determine the validity and scope of the proprietary rights of others.

Such litigation could result in substantial costs and diversion of resources. See "Business -- Proprietary Rights."

OUR ABILITY TO INCREASE INTERNATIONAL SALES AND MANAGE OUR INTERNATIONAL OPERATIONS IS SUBJECT TO A NUMBER OF RISKS BEYOND OUR CONTROL.

Additional expansion of our sales in foreign markets in a timely and cost-effective manner could have a positive material effect on us. However, there can be no assurance we will be able to maintain or increase international market demand for our products. Our international business involves a number of risks, including:

     -  the impact of possible recessionary environments in foreign economies;

     -  political and economic instability;

     -  exchange rate fluctuations;

     -  customers;

     -  difficulty in managing distributors or sales representatives;

     -  increased sales and marketing expense;

     -  operations;

     -  unexpected changes in regulatory requirements;

     -  export restrictions and availability of export licenses;

     -  tariffs and other trade barriers;

     -  seasonal reduction in business activities;

     -  complex foreign laws and treaties including employment laws; and

     -  potentially adverse tax consequences.

Currency exchange fluctuations could have a material adverse effect on our sales denominated in U.S. currency as a decrease in the value of foreign currencies relative to the U.S. dollar could make our pricing more expensive than, or non-competitive with, products priced in local currencies. Additionally, due to the number of foreign currencies involved in our international sales and the volatility of foreign currency exchange rates, we cannot predict the effect of exchange rate fluctuations with respect to such sales on future operating results. To the extent we implement hedging activities in the future with respect to foreign currency transactions, there can be no assurance that we will be successful in such hedging activities.

Moreover, certain of our customer purchase agreements are governed by foreign laws, which may differ significantly from U.S. laws. Therefore, we may be limited in our ability to enforce our rights under such agreements and to collect amounts owed to us should any customer refuse to pay such amounts. In addition, we are subject to the Foreign Corrupt Practices Act which may place us at a competitive disadvantage with respect to foreign companies that are not subject to that act.

In January 1999, the new "Euro" currency was introduced in European countries that are part of the European Monetary Union, or EMU. During 2002, all EMU countries are expected to completely replace their national currencies with the Euro. Because a significant amount of uncertainty exists as to the effect the Euro will have on the marketplace and because all of the final rules and regulations have not yet been defined and finalized by the European Commission regarding the Euro currency, we cannot determine the effect this will have on our business.

RISKS RELATED TO THE OFFERING
-----------------------------

OUR EXECUTIVE OFFICERS AND DIRECTORS WILL CONTINUE TO HAVE SUBSTANTIAL CONTROL OVER OUR BUSINESS AFTER THE OFFERING WHICH COULD DELAY OR PREVENT A MERGER OR OTHER CHANGE IN CONTROL OF US.

Upon completion of this offering, our principal stockholders, executive officers, directors and affiliated individuals and entities together will beneficially own approximately 78% of the outstanding shares of common stock. As a result, these stockholders, acting together, may be able to influence significantly and possibly control most matters requiring approval by our stockholders, including approvals of:

     -  amendments to our certificate of incorporation;

     -  mergers;

     -  sale of all or substantially all of our assets;

     -  going private transactions; and

     -  other fundamental transactions.

In addition, our certificate of incorporation does not provide for cumulative voting with respect to the election of directors. Consequently, our present directors, executive officers, principal stockholders and their respective affiliates may be able to control the election of the members of the board of directors. Such a concentration of ownership could have an adverse effect on the price of the common stock, and may have the effect of delaying or preventing a change in control, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices.

FUTURE CHANGES TO PROVISIONS OF OUR CHARTER DOCUMENTS MAY HAVE ANTI-TAKEOVER EFFECTS THAT COULD DISCOURAGE A CHANGE IN CONTROL AND REDUCE THE MARKET PRICE OF OUR COMMON STOCK.

Some provisions of our certificate of incorporation and bylaws could make it more difficult for a third party to acquire us even if a change of control would be beneficial to our stockholders. These provisions include:

     - authorizing the issuance of preferred stock without common stockholder approval;

     -  prohibiting cumulative voting in the election of directors; and

     -  limiting the persons who may call special meetings of stockholders.

See "Description of Capital Stock."


AS OUR COMMON STOCK HAS NOT BEEN PUBLICLY TRADED, OUR STOCK MAY LACK LIQUIDITY OR MAY BE EXTREMELY VOLATILE AND YOU MAY NOT BE ABLE TO RESELL YOUR SHARES AT OR ABOVE THE OFFERING PRICE.

Prior to this offering, there has been no public market for our common stock. The initial public offering price has been determined arbitrarily. You may not be able to resell your shares at or above the initial public offering price.

Equity markets have recently experienced significant price and volume fluctuations that are unrelated to the operating performance of individual companies. These broad market fluctuations may cause the market price of our common stock to decline regardless of our performance.

OUR MANAGEMENT WILL HAVE BROAD DISCRETION TO USE THE PROCEEDS OF THIS OFFERING AND THEIR USES MAY NOT YIELD A FAVORABLE RETURN.

While we intend to use the net proceeds from this offering principally for working capital needs and general corporate purposes, including the repayment of approximately $590,000 of outstanding debt, product and market development, acquisitions or investments in complementary businesses or products and the right to use complementary technologies, most of the net proceeds of this offering have not been allocated for precise or specific uses. Our management will have broad discretion to spend the proceeds from this offering in ways with which stockholders may not agree. The failure of our management to use these funds effectively could result in unfavorable returns. This could have significant adverse effects on our financial condition and could cause the price of our common stock to decline. See "Use of Proceeds."

THE PURCHASERS IN THE OFFERING WILL IMMEDIATELY EXPERIENCE SUBSTANTIAL DILUTION IN NET TANGIBLE BOOK VALUE.

The initial public offering price is substantially higher than the net tangible book value per share of the outstanding common stock immediately after the offering. As a result, purchasers of shares will experience immediate and substantial dilution of approximately $.21 in net tangible book value per share, or approximately 84% of the initial public offering price of $.25 per share. In contrast, existing stockholders paid an average price of $.03 per share.

FUTURE SALES OF OUR COMMON STOCK MAY DEPRESS OUR STOCK PRICE.

Upon completion of this offering, we will have 18,166,528 shares of common stock outstanding. All the shares sold in this offering can be freely traded. Certain amounts of the remaining 14,166,528 shares of common stock outstanding after this offering (a total of _____ shares) will become available for sale pursuant and subject to compliance with Rule 144 promulgated under the Securities Act of 1933, as amended. Such remaining shares will become available at various times thereafter upon the expiration of one-year from the date of initial acquisition of the shares. Sales of a substantial number of shares of common stock in the public market after this offering or after the expiration of the holding periods could cause the market price of our common stock to decline. See "Shares Eligible for Future Sale" for a discussion of potential future sales of our common stock.

                           FORWARD-LOOKING STATEMENTS
                           --------------------------

This prospectus includes forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements under the captions "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus. You should not rely on these forward-looking statements which apply only as of the date of this prospectus. These statements refer to our future plans, objectives, expectations and intentions. We use words such as "believe," "anticipate," "expect," "will," "intend," "estimate" and similar expressions to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to third parties relating to their estimates regarding the growth of certain markets. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could contribute to these differences include those discussed in the preceding pages and elsewhere in this prospectus.

                                    DILUTION
                                    --------

Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the total number of shares of common stock outstanding. The Company's net tangible book value at March 31, 2000 was or$(191,833) or $(.01), per share of Common Stock. Dilution per share represents the difference between the offering price of $.25 per share and the net tangible book value per share of common stock, as adjusted, immediately after this offering.

After giving effect to the completion of the Offering and after deducting commissions (if any) and offering expenses estimated to be $100,000, our pro forma net tangible book value will be $708,167 or $.04 per share. This represents an immediate increase in pro forma net tangible book value of $.05 per share to existing stockholders and an immediate dilution of $.21 per share, or approximately 84% of the offering price, to investors purchasing shares of common stock in the Offering.

     Public Offering Price per share                             $    .25
     Net Tangible Book Value per share before Offering           $   (.01)
     Increase Per Share attributable to sale of shares hereby    $    .01
     Pro-Forma Net Tangible Book Value after Offering            $    .04
     Dilution per share to Public Investors                      $    .21

The following table gives effect to the recent reorganization and forward stock split and summarizes as of March 31, 2000, the number of shares purchased as a percentage of the Company's total outstanding shares, the aggregate amount paid for such shares, the aggregate amount paid figured as a percentage of the total amount paid, and the average amount paid per share for such shares (see "Certain Transactions with Management and Others"). For purposes of this table, the sale to the public of the shares offered hereby, is assumed to have taken place on March 31, 2000.

                                                          Total Paid
                                 Percent of              as Percentage  Average
                                 Company's     Total        of Total     Amount
                       Shares      Total       Amount       Amount      Paid Per
Shareholders          Purchased*  Shares*      Paid*       Received*     Share
--------------------  ---------- ----------  ----------  -------------  --------
Present Shareholders  14,271,423    78 %     $  460,833       32 %      $    .03
Public                 4,000,000    22 %     $1,000,000       68 %      $    .25
-----
*The foregoing gives no effect or allowance for future possible exercise of the warrants forming part of the Units.

                                  USE OF PROCEEDS
                                  ---------------

The total proceeds to be received by the Company from the sale of 4,000,000 Units shall be $1,000,000. The Units offered hereby shall produce estimated net proceeds of $900,000. The preceding figure was arrived at after estimated deductions of $25,000 for accounting, $60,000 for legal fees, $5,000 for printing, $5,000 for blue-sky fees and expenses, and $5,000 for miscellaneous expenses. The net proceeds of the Offering are estimated to be utilized, as follows:
                                      Amount              % of Net Proceeds
                                    ----------            -----------------
Reduction of Debt                   $  457,000                 50.78 %
Equipment                           $   50,000                  5.56 %
Sales, Marketing & Advertising      $   60,000                  6.67 %
R & D                               $   25,000                  2.77 %
Inventory                           $  128,000                 14.22 %
Working Capital                     $  180,000                 20.00 %
	                              ----------            -----------------
TOTAL NET PROCEEDS                  $  900,000                100.00 %
                                    ==========            =================

The amounts set forth above are estimates developed by management of the Company for allocation of net proceeds of this Offering based upon the Company's current plans and prevailing economic and industry conditions. Although the Company does not currently contemplate material changes in the proposed use of proceeds set forth above, to the extent that management of the Company finds that adjustments are required, the amounts shown may be adjusted among the uses indicated above. The Company's proposed use of proceeds is subject to changes in general, economic and competitive conditions, timing and management discretion, each of which may change the amount of proceeds expended for the purposes intended. The proposed application of proceeds is also subject to changes in market conditions and the Company's financial condition in general. See "Risk Factors - Risks Related to the Offering." Changes in general, economic, competitive and market conditions and the Company's financial condition would include, without limitation, the occurrence of a national economic slowdown or recession, a significant change in the industry and the environment in which the Company operates, and/or regulatory changes in general. While management of the Company is not currently aware of the existence or pending threat of any of the foregoing reasons, the Company provides you no assurance that one or more of such events will not occur. See "Risk Factors - Risks Related to the Offering"

While we provide you with no assurance, the Company believes that the net proceeds of the Offering, together with operating revenues, will be adequate to satisfy the Company's working capital needs for approximately the next six (6) month period. The Company anticipates the exercise of the A Warrants for an additional 2,000,000 for additional working capital. No assurance can be given that the A warrants shall be exercised or, failing such exercise, that the Company will be able to raise additional working capital from other private sources or from lending institutions.


                                  DIVIDEND POLICY
                                  ---------------

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future.

                                     BUSINESS
                                     --------
BACKGROUND
----------

SLS International, Inc. ("the Company") and its predecessor, Sound & Lighting Specialists, Inc. had been engaged in the business of manufacture and installation of sound systems for various customers (corporate and individual) for the past 28 years. It has also engaged to some degree in lighting sales and equipment rental. Over the past four years, the Company reduced its installation jobs and completed development of its ribbon driver technology and the Company is now concentrating solely on manufacturing. The Company intends to establish a nationwide dealer network to distribute the completed product. (See "Business-Sales and Marketing"). Towards that end, the Company has entered into agreements with five sales organizations having aggregate manpower of 15 sales representatives covering 2/3 of the United States.

THE TECHNOLOGY
--------------

Since 1998, the Company reduced the number of installations of its equipment in order to concentrate on and develop its Ribbon Driver technology ("RD Technology") to provide highest quality sound systems. The Company has developed a speaker line utilizing RD Technology providing virtually distortion free sound and speakers which are capable of producing exceedingly superior levels of such sound before feedback. The speaker and sound industry has been using compression drivers (as opposed to ribbon drivers) for their power, which, although efficient in their output, (decibels) were vulnerable to distortion.
In the past, ribbon driver technology did not have the power of compression driver technology and was generally suitable for high quality "hi-fi" home systems due to an inability of the Ribbon Driver to produce the commercially required SPL (decibels). However, the Company's recently developed RD Technology involving magnets and new high temperature plastics (in the element) the decibel output has now been increased five fold over the prior ribbon driver systems and with substantial reliability.

The frequency response of the ribbon driver is smooth and can produce superior musical detail than the compression driver. Since the production lines of the Company's competing manufacturers are almost universally tooled for compression driver equipment, Management believes there is a significant window of opportunity to establish a niche, sophisticated expensive market for its speaker line. The Company's speakers already use the RD Technology. Most of its competitors use compression drivers due to the expense required for re-tooling in order to convert.

THE PRODUCTS
------------

The Company has three sound system product lines: (a) the Professional Contractor Speaker System Line (more expensive); (b) the Universal Soldier Speaker System line (less expensive); and (c) The Home Theater Speaker System Line.

The Professional Contractor Speaker System line consists of 18 different models of speaker systems, each model consisting of a speaker cabinet and components (woofers and ribbon drivers). This line, the cabinets of which are generally manufactured by the Company, is usually sold to large contractors and installed for churches, theaters, school auditoriums, casinos, night clubs and touring production companies. The Company has now commenced manufacturing its own ribbons (at significant cost savings to enhance competitive status) but the woofers are still manufactured by non-affiliated manufacturers which manufacture to the Company's specifications.

The Universal Soldier Speaker System consists of lower cost speakers designed to be sold by music stores for orchestras, disc jockeys and the less expensive commercial market. There are 8 models of different size, with lesser expensive components and varying outputs of sound (decibels) which are not equal to the quality and sound output of the Professional Contractors Speaker System Line.

The Company has recently completed a new line of loudspeakers for the Home Theater market. Management believes that the home theater market presents a substantial business opportunity due to positive responses at recent trade shows. Management intends to direct a substantial effort to capture an appropriate market share. The Company's Home Theater Loudspeaker System consists of 4 models which utilize the smallest model of the Company's Professional Contractor Loudspeaker System as their basis. The Company manufactures the cabinetry, and soon the ribbons for this system, which are designed for board room and home. The home theater market is a new and growing market which requires equipment utilizing "surround-sound" amplification technology. Virtually all current movies are now produced in "surround-sound" which encompasses 5 channels of sound plus a sub-woofer system. Management believes it will be able to compete effectively in this new area based upon the quality of the product and cost-effectiveness. (See "Competition").

FUTURE PRODUCTS
---------------

The Company is currently re-packaging certain models of its Professional Contractor Sound Systems for the cinema and movie theater market which has been generally considered a large market in the loudspeaker industry. Management believes the RD Technology offers an opportunity due to the advantage of hi-fidelity, low distortion sound, competitive price and accurate speech reproduction presently not available under today's compression driver technology. In effect, since the speakers are usually not displayed to or in view of the public in a typical movie house, the Company has been able to re-package the models with less costly cabinetry and other components and thereby provide the Company's representatives with a cost advantage in marketing. A total of 10 models have been repackaged for this line. (See " Sales & Marketing").

MANUFACTURING
-------------

The Company generally manufactures its own cabinets for its product lines, and on occasion contracts certain models for manufacture by established local and other woodcrafters who construct the cabinetry to the Company's specifications. The ribbon drivers have in the past been purchased by the Company from two non-affiliated manufacturers in Canada and Holland. The Company is presently in the process of tooling for production of its own ribbon driver at a meaningful reduction in cost to us. The Company's sources of supply of component sub-parts are competitively priced and there is a sufficient number of other sources available to the Company should the need arise for additional components or if there occurs a termination of existing relationships with current suppliers.
The Company presently obtains most of its woofers from a non-affiliated Canadian Company which produces them according to the Company's specifications.

SALES AND MARKETING
-------------------

As a result of the recent reorganization of the Company whereby it no longer engages in installation but is solely involved with manufacturing and sale of its product lines, the Company is in the process of establishing a network of distributors to cover the territorial United States. As of the date of this Prospectus, the Company has engaged 5 sales organizations with an aggregate total of 15 sales representatives which cover two-thirds of the United States in their representation. Management expects to establish additional sales organizations within 6 months from the date of this Prospectus. The Company trains the representatives of each organization so that customer questions and concerns may be more easily dealt with. The Company is always available to respond to inquiries of customers and potential customers on the manufacturing level if and when required.

Although the Company is small in comparison to the industry leaders, it is seeking the smaller niche market consisting of commercial and residential customers more interested in a greater perfection in sound than in a brand name.

COMPETITION - NO PATENTED TECHNOLOGY
------------------------------------

The Company's main competitors are JBL, EAW, Meyer Sound, Turbosound, and Renkus-Heinz, all of which have substantially greater assets and financial resources than the Company. Except for Meyer Sound and Renkus-Heinz, the above competitors compete in both the higher priced, more sophisticated line of loudspeaker systems (Professional Contractor Speaker Systems) and lower priced, less sophisticated line of loudspeaker systems (Universal Soldier Speaker Systems). Meyer Sound and Renkus-Heinz are engaged only in the more expensive speaker systems. All of the above competitors utilize the compression driver technology in their sound systems. However, although the Company's ribbon driver products are relatively new, the Company does not have a patent and the nature of the market for sound enhancement products is highly competitive and sensitive to new product introductions. As a result, the Company believes it may experience increasing competition in the future. Future competitive factors include corporate and product reputation, innovation with frequent product enhancement, expansion of integrated product line, product design, functionality and features, product quality, performance, ease-of-use, support and price.

Although we believe that our products compete favorably with respect to such factors, there can be no assurance that we can maintain our competitive position against current or potential competitors, especially those with greater financial, marketing, service, support, technical or other competitive resources.

Our future success will depend, in part, upon our ability to increase sales in our targeted markets. There can be no assurance that we will be able to compete successfully with our competitors or that the competitive pressures we face will not have a material adverse effect on us. Our future success will depend in large part upon our ability to increase our share of our target market and to sell additional products and product enhancements to existing customers. However, future competition may result in price reductions, reduced margins or decreased sales.

EMPLOYEES
---------

The Company has a total of seven employees of which two are executive, one administrative and four are technical. As the need has arisen in the past, the Company has employed temporary and part-time employees to complete production and fill orders. There is presently no labor union contract between the Company and any Union and the Company does not anticipate unionization of its personnel in the foreseeable future.

BUSINESS STRATEGY
-----------------

Experience has shown management that by maintaining consistent contact with distributors, customers and others in the industry and continued marketing through conventions and trade magazines, additional business will result. Management believes, although it is not able to give assurance, that the distributor/sales representative network will immediately generate revenue and is expected to be the primary source of business in the year 2000. In addition, the sales representatives will enable the Company to monitor the effectiveness of the marketing program. Management believes that the Company's ability to manufacture the commercial ribbon drivers at less cost (than those incurred in the manufacture of the compression drivers) and at 1/8 the cost of the ribbon drivers purchased to develop the market acceptance. The foregoing and the resulting lack of distortion of sound in the Company's speaker systems creates a competitive advantage for the Company to establish its place in the commercial professional loudspeaker market segment that seeks quality of sound at competitive prices.

The initial concentration shall be in the growing market area of church construction and cinema theater construction. The larger speakers currently manufactured by the Company utilizing the RD Technology have been specifically designed for utilization in the church and cinema market segments.

The Company will continue advertising in trade journals and attending industry conventions to maintain its image as a key company in the industry in the U.S. and internationally. The sales through the dealer network with the new less costly ribbon driver are expected to allow larger margin of profits as well as enhance competitiveness. However, although management is confident, it cannot assure or predict profits from distributor sales or any other business activity.

At the appropriate time in the Company's development of its market segment (when inventory levels are satisfactory and sales are meeting management's projections), management intends to investigate possible strategic alliances with key industry participants to strengthen the Company's image, product components and distribution pattern. However, there is presently no relationship with any potential industry candidate under negotiation and management is unable to give any assurances that a future alliance candidate opportunity will present itself, or, if presented, will result in an alliance. If an alliance is developed, we are not able to assure that such alliance will positively effect the Company's operations and profits.

PROPERTY
--------

The company does not own any real property. It presently leases 12,000 square feet of office and factory space at its current address from a non-affiliated landlord. The lease is due to expire on August 31, 2001, but the Company has an option to renew. The Company has been leasing on a month-to-month basis with the landlord for the past six years. The monthly rental is presently $2,650. The Company utilizes approximately 1,000 square feet of space for office and administrative facilities. The balance of space is divided into 3,000 square feet for inventory space and 8,000 square feet for factory space. Management believes its current manufacturing space is sufficient for its projected operations. However, although the Company has no plans to relocate its facility, should the occasion arise to do so, there is ample factory and office space available at other locations in the region at similar or competitive rates.

                                   MANAGEMENT
                                   ----------

The following table sets forth the names, ages and offices of the Company's executive officers and directors:

Name                 Age            Office
------------------   ---            -----------------------------
John M. Gott         50             President, CEO, CFO, Director

Richard L. Norton    43             VP/Production, Director

*Robert Cooper resigned his position as Treasurer, CFO and director on July 24, 2000 to assume a teaching position at Northwest Missouri State University.
John M. Gott, President of the Company, has assumed Mr. Cooper's position as Treasurer.

---

JOHN M. GOTT, the company's Chief Executive Officer, Founder and Director, founded the company and left the company's predecessor, Sound and Lighting Specialists, in 1994, and has acted as President since its inception. In that capacity he spearheaded the company's growth with respect to the sale and installation of sound and lighting systems across the world, including Carnegie Hall and Disney World in Tokyo. In 1989 Mr. Gott was selected as Exporter of the Year for the State of Missouri. He has been the primary salesman for the Company, as well as the designer and marketer of most of the Company's products. After two and a half years of College at SMSU wherein he studied business and music, he commenced proprietorship as the owner of a retail music store which was the predecessor to Sound and Lighting Specialists, Inc., the Company's predecessor. Mr. Gott is single and is the father of two children.

RICHARD L. NORTON, originally joined the predecessor company in 1986 as an employee and then acceded to the position of Production Manager of the Company as it expanded. Mr. Norton was co-founder of the Company in 1994, and has served as production manager and installer of Sound and Lighting Systems to date. Mr. Norton is now the Company's vice-president in charge of production. He attended Drury College and received his bachelors degree in 1988, with a BS in business administration. He is a writer and has edited material for five books concerning the Civil War. He is married and the father of four children.

THOMAS HARRISON, has been with the Company since 1994 as the Chief Engineer. He has a strong background in the sound business and has developed systems for others prior to coming with SLS and has over twenty years experience in the industry. He is responsible for new technology and product development.


                       STATEMENT AS TO INDEMNIFICATION
                       -------------------------------

Section 145 of the Delaware General Corporation Law provides for indemnification of our officers, directors, employees and agents. Complete disclosure of this statute is provided in Part II hereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the provisions in the Company's By-Laws, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.


                             EXECUTIVE COMPENSATION
                             ----------------------

The following summarizes for the fiscal years indicated, the principal components of compensation for the Company's Executive Officers:

ANNUAL COMPENSATION
-------------------
                                         Other Annual
  Name & Principal                        or Medical
      Position       Year  Salary  Bonus Compensation Options Payments Awards
  -----------------  ---- -------- ----- ------------ ------- -------- ------
  John M. Gott       1999 $ 49,470   --  $      1,602     --       --     --
  President

  Richard L. Norton  1999 $ 39,322   --  $      5,073     --       --     --
  Vice President
---
Each of the directors is also an executive officer and is compensated as such. The Company intends to pay future outside directors who are not officers reasonable and customary fees for their services as directors and for attendance, in person or by telephone, at each meeting of the Board of Directors, but not for any committee meetings. There is presently no audit, financing or nominating committee of the Company.


                              PRINCIPAL SHAREHOLDERS
                              ----------------------

The following table sets forth certain information as of March 31, 2000 with respect to the beneficial ownership of the Company's common stock by all persons known by the Company to be beneficial owners of more than 5% of its outstanding shares of its common stock, by directors who own common stock and all officers and directors as a group:

                           # of common  Percent ownership  Percent ownership
                              shares    prior to sales of    after sale of
Name & Address                owned     Units by Company*  Units by Company*
-------------------------  -----------  -----------------  -----------------
John M. Gott                7,160,192        50.17 %             39.19 %
1020 S. Pickwick
Springfield, MO 65804

Richard L. Norton           3,420,544        23.97 %             18.72 %
818 N. Forest
Springfield, MO 65802

Robert Cooper               1,044,992         7.32 %              5.72 %
953 South Farm Rd., #197
Springfield, MO 65802

 Officers and Directors
   as a Group (2 persons)  10,580,736        74.14 %             57.91 %
---
*Based upon a total of 14,271,423 shares outstanding prior to this offering.


                  CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS
                  -----------------------------------------------

During the fiscal year 1999, Tom Hornbuckle, an owner of 960,000 shares of the Company exchanged such shares for certain assets of the Company consisting of the Holiday Delights division, valued at $11,800. Such division was engaged in the business of Christmas lighting displays. The shares re-purchased by the Company have been retired.

During 1999, receivables of the Company due from John Gott and Richard Norton, officers and directors of the Company, of a total of approximately $80,000, was paid by them through an assignment of certain equipment rental fees. The assigned fees had been due them individually for equipment owned by them and leased to non-affiliated third parties. The Company also received a commission from Messrs. Gott and Norton for handling the rentals and income over a period of two years on their behalf. As of March 31, 2000, John Gott owed the Company a total of $3,700 and the Company owed Richard Norton a total of $12,500, to be repaid to him out of the proceeds of the offering.

During 1998, the Company sold a loudspeaker system at a price of $62,000, payable over time, to a nightclub, of which John Gott was a 20% shareholder. The nightclub failed to pay $43,000 of the amount due to the Company and the Company reclaimed the equipment, which it later sold for a price in excess of $43,000.

In July, 2000, the Company was reorganized and changed its state of incorporation from Missouri to Delaware. Thereafter, the Company's Board of Directors declared a 12,800 to one, forward stock split, wherein for each outstanding share of the Company, the Company issued an additional 12,800 shares. As a result, the total outstanding shares of the Company, as reorganized, became 14,340,480 shares of common stock. At such time, the Company also retired the 960,000 shares previously held in the treasury. At all times herein, regardless of whether the reference is made to the Company's shares of common stock at a time prior to the reorganization date of August 10, 2000, all such references to shares are references to the outstanding shares of the Company as reorganized.


                                   LITIGATION
                                   ----------

As of the date of this prospectus, the Company is not involved in any material litigation nor has any material litigation been threatened against the Company.

                              PLAN OF DISTRIBUTION
                              --------------------

Upon effectiveness of this Prospectus, the Company, through its officers, shall offer the Units each consisting of one share of common stock and two Warrants (A and B warrants) on a best efforts, all-or-none basis. All subscription checks shall be made to the order of Metropolitan National Bank FBO SLS International and all proceeds received from investors shall be placed in escrow with Metropolitan National Bank in Springfield, Missouri ("Escrow Agent"), until the Offering is completed. Upon completion of the offering, a first closing shall be held to distribute the net proceeds (See "Use of Proceeds"). If the Offering is not completed by ______, 2000 (unless extended for an additional 30 days), the offering shall be terminated (except to permit the clearance of checks over the succeeding 10-day period) and all proceeds shall then be returned to investors by the Escrow Agent, without interest or deduction of any kind.

No officers or directors shall receive any commissions or compensation for their sale of the Company's shares pursuant to the terms hereof. The Company does not anticipate utilizing any registered securities broker-dealers in connection with any sales of the Company's shares.


                              DESCRIPTION OF SECURITIES
                              -------------------------

UNITS
-----

Each unit shall consist of one share of Common Stock and two Warrants (one A Warrant and one B Warrant) each to purchase one share of Common Stock at a Unit price of $.25 per Unit (See "Warrants").

COMMON STOCK
------------

As of March 31, 2000 authorized capital stock of the Company consists of 30,000 shares of common stock, par value $.001 per share. Giving effect to the subsequent reorganization of the Company into Delaware and the forward stock split of August 10, 2000, there are outstanding a total of 14,166,528 shares of common stock of a total of 75,000,000 shares authorized. The holders of shares of common stock: (1) have equal ratable rights to dividends on funds legally available therefor, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters which stock holders may vote on at all meetings of stockholders. All shares of common stock now outstanding are fully paid for and non-assessable; and all the shares are common stock which are the subject of this offering, when issued, will have been fully paid for and are non-assessable.

The holders of shares of Common Stock of the Company do not have voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the Company's directors. Assuming sales by the Company of 4,000,000 shares, the present management of the Company will own approximately 64% and will have effective control of the Company.

WARRANTS
--------

The Company has authorized the issuance and sale (as part of the Units offered hereunder) of A Warrants and B Warrants, each to purchase one share of common stock. Provided the average closing price for the common stock is at least equal to the exercise price of the A Warrants for a period of ten days, The A and B Warrants shall be redeemable by the Company. The A Warrant has a term of 6 months and is exercisable at a price of $.50 per share and the B Warrant shall have a term of 2 years and shall be exercisable at a price of $3.00 per share. The A Warrant and B Warrant forming part of the Unit are not separable until the A Warrant is exercised. If the A Warrant is not exercised or is redeemed by the Company prior to exercise, the A Warrant (and the attached B Warrant) shall become worthless and void. The A Warrants and B Warrants are immediately detachable from the Common Stock (but are not separable from each other until the A Warrant is exercised) and the A Warrants are immediately exercisable during the 6-month term, at the end of which, if not exercised, or if the A Warrant is redeemed by the Company, the A Warrants (and the B Warrants) shall be void and of no effect. Subject to the average closing market price for the Company's common stock being at least equal to the exercise price, both A Warrants and B Warrants are redeemable by the Company at a price of $.001 per Warrant, at the end of a 30-day period following the Warrantholder's receipt of notice of the Company's election to redeem. The Warrants shall be exercisable during such 30-day period. Neither the A or B Warrant shall have any anti-dilution rights and no adjustment shall be made upon the exercise price of each Warrant.

Only owners of common stock have equity in the Company. Each Warrant holder shall own no equity in the Company by virtue of his ownership of the Warrant (and may not vote as a stockholder) unless and until the Warrant is exercised and the Company receives the cash consideration for the purchase of the Common Stock. The Company shall reserve such number of shares of common stock as shall equal the number of Warrants issued for future issuance upon exercise of the Warrants. The shares underlying the Warrants have also been registered with the Securities and Exchange Commission, and when issued upon exercise, shall not constitute restricted securities as such terms are defined under the Securities Act of 1933, as amended.


                                 STOCK OPTION PLAN
                                 -----------------

Subject to the reorganization of the Company, the Company's Board of Directors approved the SLS INTERNATIONAL, INC. 2000 Stock Purchase and Option Plan (the "Plan") and the plan was approved by stockholders.

The Board of Directors of the Company shall administer the Plan.

The plan affords key employees, officers, and consultants, who are responsible for the continued growth of the Company, an opportunity to acquire a proprietary interest in the Company, and, thus, to create in such individuals a greater incentive and concern for the welfare of the Company and its subsidiaries. The Company, by means of this 2000 Stock Purchase and Option Plan, seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.

THE PLAN
--------

Up to 2,000,000 shares of common stock have been reserved by the Company for issuance upon exercise of options that may be issued from time to time under the Plan. The shares are subject to adjustment in the event of stock dividends, splits and other events that affect the number of shares of common stock outstanding. Stock subject to purchase under the plan will be shares of common stock that have been authorized but unissued, or have been previously issued and reacquired by the Company, or both.

Maximum Purchase. The options offered in the plan are a matter of separate inducement and are in addition to any salary or other compensation for the services of any key employee or consultant. The options granted under the plan are intended to be either Incentive Stock Options ("ISO") or Non- Qualified Stock Options ("NQSO"). The aggregate fair market value of shares subject to an ISO to a participant's stock purchases in any calendar year shall not exceed one hundred thousand dollars ($100,000.00).

Option. Participants will receive options as granted from time to time by the Board of Directors. The option will state the number of shares and price of common stock to be purchased upon exercise of the options by the option holder ("optionee").

Exercise Price. The purchase price per share purchasable under an option will be determined by the Board of Directors, or if it so appoints an Administrator, provided, however, that such purchase price shall not be less than 90% of the fair market value of a share on the date of grant of such option, provided further, any option granted to a participant who, at the time such option is granted, is an officer or director of the Company, the purchase price shall not be less than 100% of the fair market value of a share on the date of grant of such option, provided further, however, that in the case of an ISO granted to a participant who, at the time such option is granted, is deemed to be a 10% Shareholder, the purchase price for each share will be such amount as the Administrator in its best judgment shall determine to be not less than 110% of the fair market value per share at the date the ISO is granted.

Term of Option. The term of each option shall be fixed by the Administrator which in any event will not exceed a term of 10 years from the date of the grant, provided, however, that the term of any ISO granted to any 10% Shareholder will not be exercisable after the expiration of 5 years from the date such ISO was granted.

Termination of Employment. The Administrator will determine the effects of a participant's retirement, death, disability, leave of absence or any other termination of employment during the Term of any option.

Amendments. The Board may amend, alter, suspend, discontinue or terminate the plan; provided, however, that, notwithstanding any other provision of the plan or any option, without approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination will be made that, absent such approval, (1) would cause Rule 16b-3 to become unavailable with respect to the Plan, (2) would violate the rules or regulations of any national securities exchange on which the shares of the Company are traded or the rules or regulations of the NASD that are applicable to the Company, or (3) would cause the Company to be unable, under the Code, to grant ISOs under the plan.

                                   LEGAL MATTERS
                                   -------------

Legal matters in connection with this offering will be passed upon for the Company by Alfred V Greco PLLC, 666 Fifth Avenue, New York, NY 10103. Mr. Greco, the principal of Alfred V. Greco, PLLC, is the owner of 104,895 shares of the Company.

                                      EXPERTS
                                      -------

The audited financial statements of the Company as of December 30, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 appearing in this prospectus and in the registration statement of which this prospectus forms a part, have been audited by Weaver & Martin, LLC, independent public accountants. Their report, which appears elsewhere herein, insofar as the Company is concerned, includes an explanatory paragraph as to the ability of the Company to continue as a going concern. The financial statements are included in reliance upon such report and upon the authority of such firm as an expert in auditing and accounting.

                                 FURTHER INFORMATION
                                 -------------------

The Company has filed with the Washington, DC office of the Securities & Exchange Commission (the "SEC") a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the securities offered hereby. For further information with respect to the Company and the securities offered, reference is made to the registration statement and to the financial statements filed as a part thereof. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete and in each instance, reference is made to the copy of such contractor document that has been filed as an exhibit to the registration statement. Each statement is qualified in all respects by such reference. The registration statement, including exhibits thereto, may be inspected without charge at the SEC's principal offices at 450 Fifth Street, N.W. Washington, DC 20459. Copies of the registration statement or any part thereof may be obtained from the SEC's principal office in Washington, DC upon payment of the fees prescribed by the Commission.

(LOGO)                                                             (LETTERHEAD)

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              --------------------------------------------------

STOCKHOLDERS AND DIRECTORS
SLS INTERNATIONAL, INC. (formerly known as Sound and Lighting Specialist, Inc.)

We have audited the accompanying balance sheet of SLS International, Inc. (formerly known as Sound and Lighting Specialist, Inc.) as of December 31, 1999, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the two year period ended December 31, 1999. These financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SLS International, Inc. (formerly known as Sound and Lighting Specialist, Inc.) as of December 31, 1999 and the results of their operations and their cash flows for each of the years in the two year period ended December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and is dependent upon the continued sale of its securities or obtaining debt financing for funds to meet its cash requirements. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                            WEAVER & MARTIN, LLC
                           /s/ Weaver & Martin LLC


Kansas City, Missouri               Certified Public Accountants & Consultants
January 31, 2000, except as         801 West 47th St., Suite 208
to Note 11, which is dated          Kansas City, Missouri  64112
as of July 25, 2000                 Phone: (816) 756-5525
                                    Fax: (816) 756-2252

                             SLS INTERNATIONAL, INC.
             (Formerly known as Sound and Lighting Specialist, Inc.)
                                TABLE OF CONTENTS


                                DECEMBER 31, 1999
                                -----------------


                                                                        PAGE
                                                                       ------




INDEPENDENT AUDITOR'S REPORT.........................................    30


BALANCE SHEET........................................................    32


STATEMENT OF OPERATIONS..............................................    34


STATEMENT OF CASH FLOWS..............................................    35


STATEMENT OF SHAREHOLDERS' DEFICIT...................................    37


NOTES TO FINANCIAL STATEMENTS........................................    38

                            SLS INTERNATIONAL, INC.
            (Formerly known as Sound and Lighting Specialist, Inc.)
                                 BALANCE SHEET



                                    ASSETS
                                    ------


                                           MARCH 31, 2000    DECEMBER 31, 1999
                                         ------------------  -----------------
                                            (UNAUDITED)
Current Assets:
     Cash                                $           1,136   $        117,647
     Accounts Receivable                            46,374             50,367
     Due from Shareholder                            3,681              3,681
     Inventory                                     123,918             77,469
     Refundable Income Taxes                        14,797             14,797
     Prepaid Expenses and
       Other Current Assets                          6,253              5,520
                                         ------------------  -----------------
          Total Current Assets                     196,159            269,481
                                         ------------------  -----------------
Fixed Assets:
     Vehicles                                       47,376             47,376
     Equipment                                      29,847             26,623
                                         ------------------  -----------------
                                                    77,223             73,999
Less Accumulated Depreciation                       36,229             32,809
                                         ------------------  -----------------
         Net Fixed Assets                           40,994             41,190
                                         ------------------  -----------------
                Total Assets             $         237,153   $        310,671
                                         ==================  =================















                        SEE NOTES TO FINANCIAL STATEMENTS

                            SLS INTERNATIONAL, INC.
            (Formerly known as Sound and Lighting Specialist, Inc.)
                                 BALANCE SHEET
                                  (CONTINUED)


                    LIABILITIES AND SHAREHOLDERS' (DEFICIT)
                    ---------------------------------------


                                           MARCH 31, 2000    DECEMBER 31, 1999
                                         ------------------  -----------------
                                            (UNAUDITED)

Current Liabilities:
     Current Maturities of
       Long Term Debt                    $          22,000   $         22,000
     Notes Payable                                  98,575             99,966
     Accounts Payable                              184,168            197,056
     Due to Shareholders                            12,476             14,280
     Accrued Liabilities                            72,835             70,305
                                         ------------------  -----------------
        Total Current Liabilities                  390,054            403,607
                                         ------------------  -----------------
Long Term Debt, Less Current Maturities             38,932             39,331
                                         ------------------  -----------------
Shareholders' (Deficit):
     Common Stock $1, Par; 30,000 shares
       authorized; 1,164 shares issued
       March 31, 2000 (unaudited) and
       1,123 shares issued in 1999                   1,164              1,123
     Contributed Capital                           426,336            351,377
     Retained (Deficit)                           (559,333)          (424,767)
                                         ------------------  -----------------
                                                  (131,833)           (72,267)
     Less Treasury Stock at Cost
       (75 Shares)                                  60,000             60,000
                                         ------------------  -----------------
        Total Shareholders' (Deficit)             (191,833)          (132,267)
                                         ------------------  -----------------
             Total Liabilities and
               Shareholders' (Deficit)   $         237,153   $        310,671
                                         ==================  =================





                        SEE NOTES TO FINANCIAL STATEMENTS

                            SLS INTERNATIONAL, INC.
            (Formerly known as Sound and Lighting Specialist, Inc.)
                            STATEMENT OF OPERATIONS

                              THREE MONTHS ENDED             YEAR ENDED
                                   MARCH 31,                 DECEMBER 31,
                           -------------------------  ------------------------
                               2000         1999          1999        1998
                                  (UNAUDITED)

Revenue                    $    51,576  $    90,167   $  484,187  $ 1,039,027
Cost of Sales                   36,091       59,882      300,678      614,318
                           ------------ ------------  ----------- ------------
Gross Profit                    15,484       30,284      183,509      424,709
General and Administrative
  Expenses                     151,165      128,250      469,160      624,124
                           ------------ ------------  ----------- ------------
Loss from Operations          (135,680)     (97,966)    (285,651)    (199,415)

Other Income (Expense):
     Interest Expense             (450)        (870)     (10,250)      (8,746)
     Gain on Sale of
       Holiday Division             --           --       48,230           --
     Interest and
       Miscellaneous, Net        1,564           --        2,284          438
                           ------------ ------------  ----------- ------------
                                 1,114         (870)      40,264       (8,308)
                           ------------ ------------  ----------- ------------
Loss before Income Tax        (134,566)     (98,836)    (245,387)    (207,723)
Benefit from Income Tax             --           --           --      (14,797)
                           ------------ ------------  ----------- ------------
Net Loss                   $  (134,566) $   (98,836)  $ (245,387) $  (192,926)
                           ============ ============  =========== ============

Basic and Diluted
  Earnings Per Share       $   (117.63) $    (98.84)  $  (238.01) $   (212.88)
                           ============ ============  =========== ============

Weighted Average Shares
  Outstanding                    1,144        1,000        1,031          906
                           ============ ============  =========== ============







                        SEE NOTES TO FINANCIAL STATEMENTS

                            SLS INTERNATIONAL, INC.
            (Formerly known as Sound and Lighting Specialist, Inc.)
                            STATEMENT OF CASH FLOWS

                                THREE MONTHS ENDED           YEAR ENDED
                                     MARCH 31,               DECEMBER 31,
                              -----------------------  -----------------------
                                 2000         1999         1999        1998
                                    (UNAUDITED)

Operating Activities:
  Net Loss                    $ (134,566) $  (98,836)  $ (245,387) $ (192,926)
  Adjustments to Reconcile
    Net Income to Cash
    Flows from Operating
    Activities:
      Depreciation and
        Amortization               3,420       4,060       14,728      10,016
  Change in Assets and
    Liabilities:
      Accounts Receivable          3,993      (9,907)         (59)     (4,296)
      Due from Shareholder            --          --        9,590      68,996
      Inventory                  (46,449)    (76,517)      20,862     (69,708)
      Refundable Income Taxes         --          --           --     (14,797)
      Prepaid Expenses and
        Other Current Assets        (733)         --       (3,632)       (967)
      Accounts Payable           (12,888)    165,103       (7,559)     92,346
      Due to Shareholders         (1,804)         --       14,280          --
      Accrued Liabilities          2,530       1,017       50,212      (7,267)
                              ----------- -----------  ----------- -----------
      Cash Used in Operating
        Activities              (186,497)    (15,081)    (146,965)   (118,603)
                              ----------- -----------  ----------- -----------

Investing Activities:
  Additions to Vehicles and
    Equipment                     (3,224)         --         (719)    (46,399)
                              ----------- -----------  ----------- -----------
      Cash Used in Investing
        Activities                (3,224)         --         (719)    (46,399)
                              ----------- -----------  ----------- -----------







                       SEE NOTES TO FINANCIAL STATEMENTS

                            SLS INTERNATIONAL, INC.
            (Formerly known as Sound and Lighting Specialist, Inc.)
                            STATEMENT OF CASH FLOWS
                                  (CONTINUED)



                                 THREE MONTHS ENDED           YEAR ENDED
                                      MARCH 31,               DECEMBER 31,
                               -----------------------  -----------------------
                                  2000         1999         1999        1998
                                     (UNAUDITED)

Financing Activities:
  Notes Payable Borrowing          (1,391)         --       99,966          --
  Common Stock Acquired for
    Holiday Division                   --          --      (60,000)         --
  Sale of Common Stock             75,000          --      225,000     102,500
  Borrowing of Long-Term Debt          --          --           --      77,324
  Repayments of Long-Term Debt       (399)       (757)     (15,993)         --
                               ----------- -----------  ----------- -----------
      Cash Provided by
        (Used in) in Financing
        Activities                 73,210        (757)     248,973     179,824
                               ----------- -----------  ----------- -----------
Increase(Decrease) in Cash       (116,511)    (15,838)     101,289      14,822
Cash, Beginning of Period         117,647      16,358       16,358       1,536
                               ----------- -----------  ----------- -----------
Cash, End of Period            $    1,136  $      521   $  117,647  $   16,358
                               =========== ===========  =========== ===========

Supplemental Cash Flow
  Information:
    Interest Paid              $      450  $      870   $   10,250  $    8,746
    Income Taxes Paid                  --          --           --      10,500













                        SEE NOTES TO FINANCIAL STATEMENTS

                            SLS INTERNATIONAL, INC.
            (Formerly known as Sound and Lighting Specialist, Inc.)
                      STATEMENT OF SHAREHOLDERS' DEFICIT


                            Common Contributed  Retained  Treasury   Total
                            Stock    Capital     Deficit    Stock    Equity
                           ------- ----------- ---------- --------- ----------
Balance, January 1, 1998   $  875  $   24,125  $  13,546  $     --  $  38,546

Net Loss for the Year          --          --   (192,926)       --   (192,926)

Sales of Common Stock         125     102,375         --        --    102,500
                           ------- ----------- ---------- --------- ----------
Balance, December 31, 1998 $1,000  $  126,500  $(179,380) $     --  $ (51,880)

Net Loss for the Year          --          --   (245,387)       --   (245,387)

Purchase of Treasury Stock     --          --         --   (60,000)   (60,000)

Sales of Common Stock         123     224,877         --        --    225,000
                           ------- ----------- ---------- --------- ----------
Balance, December 31, 1999 $1,123  $  351,377  $(424,767) $(60,000) $(132,267)

The following information
  for the Quarter Ended
  March 31, 2000 is
  Unaudited

Sales of Common Stock          41      74,959         --        --     75,000

Net Loss for the Quarter       --          --   (134,566)       --   (134,566)
                           ------- ----------- ---------- --------- ----------
Balance, March 31, 2000    $1,164  $  426,336  $(559,333) $(60,000) $(191,833)
                           ======= =========== ========== ========= ==========














                       SEE NOTES TO FINANCIAL STATEMENTS

                            SLS INTERNATIONAL, INC.
            (Formerly known as Sound and Lighting Specialist, Inc.)
                         NOTES TO FINANCIAL STATEMENTS


NOTE 1.  SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------

NATURE OF OPERATIONS

Prior to June, 1999, the Company's one business segment was designing, selling and installing sound and lighting systems in churches, schools, theatres, and clubs and developing a proprietary loudspeaker line called SLS Loudspeakers.

In June, 1999, the Company ceased marketing, selling, and installing sound and lighting systems directly and began focusing all efforts towards being a loudspeaker manufacturer only and selling to dealers and contractors.

The sales and receivables are concentrated in the entertainment industry. The Company is not dependent on any major customer or supplier.

INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out method) or market. Inventory consists of raw materials and parts.

It is a Company policy to maintain a product display at some customer business locations. The costs of the samples are not included in assets of the Company.

VEHICLES AND EQUIPMENT

Vehicles and equipment are stated at cost. Provisions for depreciation are computed using the straight-line method over the estimated useful life of 5 years.

CONCENTRATION OF CREDIT RISK

The Company's revenues are derived principally from uncollateralized sales to customers in the same industry; therefore customers may be similarly affected by changes in economic and other conditions within the industry. There has not been any significant credit losses on such sales.

RESEARCH AND DEVELOPMENT

Research and development are charged to operations when incurred and included in operating expenses.

                            SLS INTERNATIONAL, INC.
            (Formerly known as Sound and Lighting Specialist, Inc.)
                         NOTES TO FINANCIAL STATEMENTS


NOTE 1.  SIGNIFICANT ACCOUNTING POLICIES CONTINUED
--------------------------------------------------

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and notes. Actual results could differ from those estimates, but management does not believe such differences will materially affect the Company's financial position, results of operations, or cash flows.

CASH EQUIVALENTS

The Company's cash equivalents consist principally of any financial instrument with maturities of generally three months or less and cash investments with high quality financial institutions. The investment policy limits the amount of credit exposure to any one financial institution.


NOTE 2.  GOING CONCERN MATTERS
------------------------------

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements during the years ended December 31, 1999 and 1998, the Company incurred losses of $245,387 and $192,976, respectively. These factors, among other, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required, and ultimately pursuing additional equity financing that can help it develop the new markets for its loudspeaker technology.


NOTE 3.  NOTES PAYABLE
----------------------

Notes payable are unsecured notes with 7% interest due January, 2000.

                            SLS INTERNATIONAL, INC.
            (Formerly known as Sound and Lighting Specialist, Inc.)
                         NOTES TO FINANCIAL STATEMENTS


NOTE 4.  LONG-TERM DEBT
-----------------------

Long-term debt consists of the following at December 31, 1999 and 1998:

   Equipment note, payments in monthly installments
     of $1,751 beginning May 1999, continuing for 35
     months. The final payment is due April 2002 and
     will include all unpaid principal. Interest is
     prime plus 1.5% (currently 10%).                 $ 44,127   $ 54,774

   Vehicle note, payments in monthly installments of
     $518 beginning June 1999, ending April 2003.
     Interest at 8.75%.                                 17,204     22,550
                                                      --------   --------
                                                        61,331     77,324
  Less current portion.                                 22,000     16,000
                                                      --------   --------
                                                      $ 39,331   $ 61,324
                                                      ========   ========

The aggregate principal amount of long-term debt maturing in the next four years after December 31, 1999 are approximately $22,000; $24,400; $13,200; and $1,731.


NOTE 5.  LEASES
---------------

Rent expense for operating leases was approximately $28,200 and $24,600 for the years ended December 31, 1999 and 1998. The lease is a month to month lease.


NOTE 6.  INCOME TAXES
---------------------

The Company doesn't have an income tax provision in 1999 because of a loss. The refundable income tax in 1998 relates to the utilization of loss carry backs for federal and state purposes of approximately $70,000. The Company has loss carry forwards of approximately $350,000 expiring in 2011 to 2013.

The addition to deferred tax asset for the operating loss of $90,000 and $50,200 in 1999 and 1998, respectively, differs from applying the statutory rate because of items not deductible for income tax purposes and state income tax benefits.

                            SLS INTERNATIONAL, INC.
            (Formerly known as Sound and Lighting Specialist, Inc.)
                         NOTES TO FINANCIAL STATEMENTS


NOTE 6.  INCOME TAXES CONTINUED
-------------------------------

The deferred tax asset is comprised of the following:

                                          1999            1998
                                       ----------     ----------
              Net operating loss       $ 140,000      $  50,200
              Valuation allowance       (140,000)       (50,200)
                                       ----------     ----------
                                              --             --
                                       ==========     ==========


NOTE 7.  RELATED PARTY TRANSACTIONS
-----------------------------------

The Company rents equipment owned by shareholders for a rental fee. In 1999 and 1998, the Company collected $19,567 and $68,995 in rental for the shareholders. Revenues from the fee totaled approximately $2,100 and $7,700 for the year ended December 31, 1999 and 1998.

The Company sold some loudspeakers to an entity partially owned by a shareholder in 1998. At December 31, 1998, the entity owed the Company $43,127. In fiscal 1999, the equipment was returned to the Company in lieu of payment of the receivable.

Amounts owed by shareholders to the Company are charged nominal interest. The Company owes a shareholder $14,280 at December 31, 1999 for rentals collected by the Company.


NOTE 8.  MAJOR CUSTOMERS AND SUPPLIERS
--------------------------------------

In 1999 the Company received approximately 50% of its revenue from three customers. The Company purchased approximately 25% of the cost of sales from two vendors.


NOTE 9.  SALE OF HOLIDAY DIVISION
---------------------------------

In February 1999 the Company sold its Holiday Division to a shareholder in exchange for 75 shares of the Company's stock. The value assigned to the sale ($60,000) equaled the amount paid by the shareholder for the 75 shares of the Company in 1998. The only assets sold was inventory of approximately $11,800.

                            SLS INTERNATIONAL, INC.
            (Formerly known as Sound and Lighting Specialist, Inc.)
                         NOTES TO FINANCIAL STATEMENTS


NOTE 9.  SALE OF HOLIDAY DIVISION CONTINUED
-------------------------------------------

Results of operations from the Holiday Division for the years ended December 31, 1999 and 1998 were as follows:

                                          1999            1998
                                       ----------     ----------
                      Revenues         $      --      $  81,808
                      Gross Profit            --         46,673



NOTE 10.  SALES OF COMMON STOCK
-------------------------------

The Company sold 125 shares of common stock to two employees in 1998 for $102,500 and 123 shares of common stock in 1999 for $225,000.


NOTE 11.  SUBSEQUENT EVENTS
---------------------------

On July 25, 2000, the company was merged with and into SLS International, Inc. a Delaware Corporation. The Company sold 72 shares of common stock in fiscal 2000 for $108,300.


NOTE 12.  UNAUDITED FINANCIAL STATEMENTS
----------------------------------------

The financial statements for the three months ended March 31, 2000 and 1999 are unaudited; however, in the opinion of management, such statements include all adjustments (consisting solely of normal recurring adjustments) necessary to a fair presentation of the financial position, results of operations and changes in financial position of the Company. The results of operations for the three months ended March 31, 2000 are not necessarily indicative of the results to be obtained for the full fiscal year.

                 PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS
                 -------------------------------------------------


ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
-----------------------------------------------------

Reference is made to Section 145 of the Delaware General Corporation law which provides for indemnification of directors and officers of a corporation and other specified persons, subject to the specific requirements therein contained. In general, these sections provide that persons who are officers or directors of the corporation may be indemnified by the corporation for acts performed in their capacities as such.

Further reference is made to sections 102 and 145 of the Delaware General Corporation Law which provide for elimination of directors liability in certain instances, and indemnification of directors and officers of a corporation and other specified persons, subject to the specific requirements therein contained. In general, section 102 allows an authorizing provision in the Certificate of Incorporation which would, subject to certain limitations, eliminate or limit a directors liability for monetary damages for breaches of his or her fiduciary duty. However, such an enabling provision could not limit or eliminate a directors liability for (a) breaches of the duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. There is currently such an enabling provision in the company's Certificate of Incorporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, unless in the opinion of its counsel that the matter has been settled by controlling precedent, the company will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
-------------------------------------------------------

     Securities and Exchange Commission Registration Fee    $   3,960*
     Accountants Fee                                        $  25,000*
     Legal Fees                                             $  60,000*
     Blue sky Fees and Expenses                             $   3,540*
     Printing and Engraving Expenses                        $   5,000*
     Transfer Agents and Registrars Fee                     $   1,500*
     Miscellaneous                                          $   1,000*
                                                            ---------
            TOTAL                                           $ 100,000*
                                                            =========
----
*Estimated


ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES
--------------------------------------------------

In July, 2000, shareholders of the Company's predecessor (Sound and Lighting Specialists, Inc.) exchanged their shares for shares of the Company as part of a reorganization whereby the Company effectively changed from a Missouri corporation to a Delaware corporation. In connection with the merger and upon its consummation, the board of directors, with the consent of the shareholders, among other things, amended the certificate of incorporation to increase the authorized common stock from 30,000 shares having a par value of $1.00 to 75,000,000 shares having a par value of $.001, and declared a forward 12,800 to one stock split. The following sales of securities gives effect to the aforementioned forward stock split.

In July, 1998, Robert L. Cooper and Tom Hornbuckle purchased an aggregate of 1,500,000 shares for an aggregate of $100,000 or $.0667 per share.

During the period of December 1999 through January 2000 the Company privately sold an aggregate of 2,098,688 shares to 5 private accredited investors who paid an aggregate of $300,112 or $.143 per share.

In June, 2000, Messrs. Gott and Norton, founders of the Company, transferred to Messrs. Bob Cooper (former CFO) and Tom Harrison (Chief Engineer) for no additional cash consideration, an aggregate of 612,224 of their shares. The transfer was made in recognition of their key status and as a good will gesture on the part of the founders. In July, 2000, the Company sold 104,895 shares to Alfred V. Greco, at par value.

The Company relied on the exemption contained under 4(2) promulgated under the Securities Act of 1933, as amended with respect to the aforementioned sales of securities.

ITEM 27.  EXHIBITS
------------------

(1)       N/A
(2)       Plan of reorganization
(3)(i)    Articles of Incorporation
(3)(ii)   Amendment and Restatement of Certificate of Incorporation
(3)(iii)  By-Laws
(4)(i)    Specimen Certificate of Common Stock
(4)(ii)   Form of A Warrant
(4)(iii)  Form of B Warrant
(5)       Opinion re: Legality (to be filed by amendment)
(6)       N/A
(7)       N/A
(8)       N/A
(9)       N/A
(10)      Lease between Sound and Lighting Specialists, Inc.
(11)      N/A
(12)      N/A
(13)      N/A
(14)      N/A
(15) Unaudited interim financial information is provided elsewhere in the registration statement.
(16)      N/A
(17)      N/A
(18)      N/A
(19)      N/A
(20)      N/A
(21)      N/A
(22)      N/A
(23)      Consent of experts and counsel*
(24)      N/A
(25)      N/A
(26)      N/A
(27)      N/A
(28)      N/A
(29)      N/A
(99)(i)   2000 Stock Purchase and Option Plan
(99)(ii)  Form of Option
(99)(iii) Form of Escrow Agreement
-----
*Consent of counsel shall be filed as part of its opinion to be filed by Amendment

ITEM 28.  UNDERTAKINGS.
-----------------------

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement; To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration; and to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (4) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of Missouri on August ____, 2000.


								SLS INTERNATIONAL, INC.


								By /s/ John M. Gott
                                                   --------------------
								   John M. Gott, CEO



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed by the following persons in the capacities and on the dates indicated.

        Name                          Title                       Date
---------------------       --------------------------       --------------

/s/ John M. Gott		    President, Chief Executive       August 7, 2000
-----------------	          Officer, Chief Financial
John M. Gott                Officer, Director



/s/ Richard L. Norton       Vice President, Principal        August 7, 2000
---------------------       Operating Officer, Director
Richard L. Norton